EXHIBIT 3.1

STATE of DELAWARE
CERTIFICATE of  INCORPORATION
A STOCK CORPORATION

●	First: The name of this Corporation is Triangle Alternative Network Incorporated

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Second: Its registered office in the State of Delaware is to be located at            1201 Orange #600           Street, in the City of             Wilmington           County of           New Castle          Zip Code 19899   . The registered agent in charge thereof is     Incorp Services, Inc.

●	Third: The purpose of the corporation is to engage in any lawful act or activity for which, corporations may be organized under the General Corporation Law of Delaware.

●	Fourth: The amount of the total stock of this corporation is. authorized to issue is 15,000,000 shares (number of authorized shares) with a par value of 0.0050000000 per share.

●	Fifth: The name and mailing address of the incorporator are as follows: Name Triangle Alternative Network, LLC Mailing Address 13575 58th Street North Clearwater Florida Zip Code 33760

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I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this    13    day of    March    A.D. 2008     .

BY:	/s/ Rick Kizel
(Incorporator)

NAME:	/s/ Rick Kizel
(type of print)

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General, Corporation Law of the State of Delaware does hereby certify:

FIRST:  That at a meeting of the Board of Directors of
TRIANGLE ALTERNATIVE NETWORK INCORPORATED

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "  article fourth     " so that, as amended, said Article shall be and read as follows:

Authorized shares shall increase to Fifty Million (50,000,000) par value ..005

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this   19               day of    May             , 20 08              .

By:	/s/ Philip Raymond Pancoast
Authorized Officer

Title:	CHIEF OPERATING OFFICER

Name:	PHILIP RAYMOND PANCOAST
Print or Type

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

TRIANGLE ALTERNATIVE NETWORK INCORPORATED

The undersigned, Interim Chief Financial Officer of Triangle Alternative Network, Incorporated (the "Corporation"), does hereby certify as follows:

FIRST: The name of the corporation is:

TRIANGLE ALTERNATIVE NETWORK INCORPORATED

SECOND: The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following:

"Fourth: The amount of the total stock that this corporation is authorized to issue is Fifty Million (50,000,000) shares of common stock, par value .005. The common stock is divided into three classes and incorporates a dual class voting structure. The Series of Class A common stock shall consist of 12,000,000 shares and is entitled to one vote per share, The Series of Class B common stock shall consist of 4,313,500 shares and is entitled to ten votes per share and each share is voluntarily convertible by the holder into one share of Class A common stock. Each share of Class B common stock will automatically convert into one share of Class A common stock upon any transfer of the stock, except when transferred (a) by and among Class B common stock share holders; (b) pursuant to a merger or sale of the Company; or (c) by a holder of Class B common stock for tax and/or estate planning purposes. Upon the liquidation, dissolution or winding up of the Company, holders of the Class B common stock will be entitled to receive, on a pro rata basis, all of the assets of the Company remaining after satisfaction of all outstanding debt. Shares of Class C common stock are not entitled to any voting rights and are not convertible into any other class of common stock.

The classes common stock shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors

THIRD: The amendment of the certificate of incorporation herein certified has been duly adopted by unanimous written consent of the Corporation's Board of Directors and stockholders holding a majority of the outstanding shares of common stock of the Corporation in accordance with the provisions of the Delaware Revised Statutes.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Sheldon I. Altfeld, its Interim Chief Executive Officer, this 25th day of June, 2008.

TRIANGLE ALTERNATIVE NETWORK INCORPORATED

/s/ Sheldon I. Altfeld
Sheldon I. Altfeld
Interim Chief Executive Officer